Exhibit 3.1

SECOND AMENDED & RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS SECOND AMENDED & RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of this April 16, 2024 by and among Gin & Luck Inc., a Delaware corporation (the “Company”), each of the investors listed on Schedule A hereto (together with any subsequent investors, or transferees, who become parties hereto, the “Investors”), and the holders of Common Stock (defined below) listed on Schedule B hereto (each of which is referred to in this Agreement as a “Common Holder”).

RECITALS

WHEREAS, the Company, the Common Holders and certain of the Investors (the “Existing Investors”) are parties to that certain Amended & Restated Investors Rights Agreement, dated August 19, 2021 (the “Prior Agreement”);

WHEREAS, certain of the Investors have agreed to purchase from the Company, and the Company has agreed to sell to such Investors, shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock on the terms and conditions set forth in that certain Series C-1 Preferred Stock Subscription Agreement (for the purchase of Series C-1 Preferred Stock) and that certain Convertible Note Conversion Agreement (for the purchase of Series C-2 Preferred Stock), each dated of even date herewith, by and among the Company and such Investors, as amended from time to time (the “Series C-1 Subscription Agreement” and “Series C-2 Subscription Agreement”, respectively) and with such rights, privileges and preferences as are set forth in the Company’s Second Amended and Restated Certificate of Incorporation as filed on or about the date hereof (the “Second Restated Certificate”);

WHEREAS, it is a condition of the sale of the shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock that the parties hereto execute and deliver this Agreement effective as of the initial sale of the shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock and that each Investor in a subsequent sale of the shares of Series C-1 Preferred Stock or Series C-2 Preferred Stock, and each permitted successor or assign of an Investor, execute and deliver an instrument of joinder to this Agreement. Each Investor shall execute and deliver this Agreement by their execution and delivery of the signature page to the Series C-1 Subscription Agreement or Series C-2 Subscription Agreement, as applicable, or a separate instrument of joinder to this Agreement;

WHEREAS, the Prior Agreement may be amended with the consent of each of (i) the Company and (ii) the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the then outstanding shares of Preferred Stock held by the Investors (voting as a single separate class and on an as-converted basis) (in each case as defined in the Prior Agreement) ((i) and (ii) together, the “Requisite Parties”); and

WHEREAS, the Requisite Parties are party to this Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions. For purposes of this Agreement:

1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2 “Capital Stock” means (a) shares of Common Stock and Preferred Stock (whether now outstanding or hereafter issued in any context), (b) shares of Common Stock issued or issuable upon conversion of Preferred Stock, and (c) shares of Common Stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Common Holder and any Investor, or their respective successors or permitted transferees or assigns. For purposes of the number of shares of Capital Stock held by a Common Holder or an Investor (or any other calculation based thereon), all shares of Preferred Stock shall be deemed to have been converted into Common Stock at the then-applicable conversion ratio.

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1.3 “Class A Common Stock” means (i) the Company’s Class A Common Stock, par value $0.0001 per share.

1.4 “Class B Common Stock” means (i) the Company’s Class B Common Stock, par value $0.0001 per share.

1.5 “Class C Common Stock” means (i) the Company’s Class C Common Stock, par value $0.0001 per share.

1.6 “Common Stock” means shares of Class A Common Stock, Class B Common Stock, and Class C Common stock.

1.7 “Company Notice” means written notice from the Company notifying the selling Key Holder and each Major Investor that the Company intends to exercise its Right of First Refusal as to some or all of the Transfer Stock with respect to any Proposed Holder Transfer.

1.8 “Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in a business competitive with the Company.

1.9 “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.10 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.11 “FOIA Party” means a Person that, in the reasonable determination of the Board of Directors, may be subject to, and thereby required to disclose non-public information furnished by or relating to the Company under, the Freedom of Information Act, 5 U.S.C. 552 (“FOIA”), any state public records access law, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement.

1.12 “GAAP” means generally accepted accounting principles in the United States.

1.13 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.14 “Investor Notice” means written notice from any Major Investor notifying the Company and the selling Key Holder, as applicable, that such Major Investor intends to exercise its Secondary Refusal Right as to a portion of the Transfer Stock with respect to any Proposed Holder Transfer.

1.15 “IPO” means the Company’s the closing of a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended.

1.16 “Key Holder” means any Common Holder that, individually or together with such Common Holder’s Affiliates, holds at least 100,000 shares of Common Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

1.17 “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 56,876 shares of Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

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1.18 “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities, provided however that “New Securities” shall not include equity securities of the Company issued from an equity incentive plan that has been duly adopted by the Board of Directors of the Company.

1.19 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.20 “Preferred Stock” means, collectively, shares of the Company’s Series A Preferred Stock, shares of the Company’s Series B Preferred Stock, shares of the Company’s Series C-1 Preferred Stock, and shares of the Company’s Series C-2 Preferred Stock.

1.21 “Proposed Holder Transfer” means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Stock (or any interest therein) proposed by any of the Key Holders.

1.22 “Proposed Transfer Notice” means written notice from a Key Holder setting forth the terms and conditions of a Proposed Holder Transfer.

1.23 “Prospective Transferee” means any person to whom a Key Holder proposes to make a Proposed Holder Transfer.

1.24 “Secondary Notice” means written notice from the Company notifying the Major Investors and the selling Key Holder that the Company does not intend to exercise its Right of First Refusal as to all shares of any Transfer Stock with respect to a Proposed Holder Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

1.25 “Secondary Refusal Right” means the right, but not an obligation, of each Major Investor to purchase up to its pro rata portion (based upon the total number of shares of Capital Stock then held by all Investors) of any Transfer Stock not purchased pursuant to the Right of First Refusal, on the terms and conditions specified in the Proposed Transfer Notice.

1.26 “SEC” means the Securities and Exchange Commission.

1.27 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.28 “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.0001 per share.

1.29 “Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.0001 per share.

1.30 “Series C-1 Preferred Stock” means shares of the Company’s Series C-1 Preferred Stock, par value $0.0001 per share.

1.31 “Series C-2 Preferred Stock” means shares of the Company’s Series C-2 Preferred Stock, par value $0.0001 per share.

1.32 “Transfer Stock” means shares of Capital Stock owned by a Key Holder, or issued to a Key Holder after the date hereof (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), but does not include any shares of Class A Common Stock that are issued or issuable upon conversion of the Preferred Stock, Class B Common Stock or Class C Common Stock.

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2. No Registration Rights. The Company shall not grant to any Person the right to require the Company to register any capital stock of the Company or the sale or resale thereof pursuant to the Securities Act, the Exchange Act, any other state or federal law, rule or regulation, including without limitation, the rules and regulations promulgated by any state or federal governmental agency, unless such rights are also granted to the Investors on a pari passu basis (with appropriate adjustment for economic terms, customary minimums or other contractual rights).

3. Information and Observer Rights.

3.1 Delivery of Financial Statements. The Company shall deliver to each Investor, provided that the Board of Directors has not reasonably determined that such Investor is a Competitor of the Company:

(a) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year;

(b) as soon as practicable, but in any event within ninety (90) days after the end of each of the second quarter of each fiscal year of the Company (provided that if the last day is a weekend or holiday, the reporting day will be the next business day, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date thirty - sixty (30-60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2 Inspection. The Company shall permit each Major Investor (provided that the Board of Directors has not reasonably determined that such Major Investor is a competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3 Termination of Information . The covenants set forth in Subsection 3.1 and Subsection 3.2, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Second Restated Certificate, whichever event occurs first.

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3.4 Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.4 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Capital Stock from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.4; (iii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

4. Rights to Future Stock Issuances.

4.1 Right of First Offer. Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Major Investor (“Investor Beneficial Owners”); provided that each such Affiliate or Investor Beneficial Owner (x) is not a Competitor or FOIA Party, unless such party’s purchase of New Securities is otherwise consented to by the Board of Directors, (y) agrees to enter into this Agreement and the Second Amended & Restated Voting Agreement of even date herewith among the Company, the Investors and the other parties named therein, as an “Investor” under each such agreement (provided that any Competitor or FOIA Party shall not be entitled to any rights as a Major Investor under Subsections 3.1, 3.2 and 4.1 hereof), and (z) agrees to purchase at least such number of New Securities as are allocable hereunder to the Major Investor holding the fewest number of shares of Preferred Stock and any other Derivative Securities.

(a) The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Major Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such Major Investor) bears to the total Common Stock of the Company.

(c) The right of first offer in this Subsection 4.1 shall not be applicable to shares of Common Stock issued in the IPO.

4.2 Termination. The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Second Restated Certificate, whichever event occurs first.

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5. Next Financing. In the event that the Company issues securities in its next equity financing after the date hereof (the “Next Financing”) which have rights, preferences or privileges that are more favorable than the terms of the Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, or Series C-2 Preferred Stock, such as preemptive rights or registration rights, the Company shall provide equivalent rights to the Investor with respect to its shares of Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, or Series C-2 Preferred Stock, as appliable (in each case with appropriate adjustment for economic terms or other contractual rights), subject to Investors execution of any documents, including, if applicable, investors’ rights, co-sale, voting and other agreements, executed by the investors purchasing securities in the Next Financing (such documents referred to herein as the “Next Financing Documents”).

6. Right of Refusal.

6.1 Right of First Refusal.

(a) Grant. Subject to the terms of Section 7 below, each Key Holder hereby unconditionally and irrevocably grants to the Company a Right of First Refusal to purchase all or any portion of Transfer Stock that such Key Holder may propose to transfer in a Proposed Holder Transfer, at the same price and on the same terms and conditions as those offered to the Prospective Transferee.

(b) Notice. Each Key Holder proposing to make a Proposed Holder Transfer must deliver a Proposed Transfer Notice to the Company and each Major Investor not later than forty-five (45) days prior to the consummation of such Proposed Holder Transfer. Such Proposed Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Holder Transfer, the identity of the Prospective Transferee and the intended date of the Proposed Holder Transfer. To exercise its Right of First Refusal under this Section 6.1(b), the Company must deliver a Company Notice to the selling Key Holder and the Major Investors within fifteen (15) days after delivery of the Proposed Transfer Notice specifying the number of shares of Transfer Stock to be purchased by the Company. In the event of a conflict between this Agreement, the Bylaws of the Company and any other agreement that may have been entered into by a Key Holder with the Company that contains a preexisting right of first refusal, the Company and the Key Holder acknowledge and agree that the terms of this Agreement shall control and the preexisting right of first refusal shall be deemed satisfied by compliance with this Section 6.

(c) Grant of Secondary Refusal Right to the Major Investors. Subject to the terms of Section 7 below, each Key Holder hereby unconditionally and irrevocably grants to the Major Investors a Secondary Refusal Right to purchase all or any portion of the Transfer Stock not purchased by the Company pursuant to the Right of First Refusal, as provided in Section 6.1(b). If the Company does not provide the Company Notice exercising its Right of First Refusal with respect to all Transfer Stock subject to a Proposed Holder Transfer, the Company must deliver a Secondary Notice to the selling Key Holder, as applicable, and to each Major Investor to that effect no later than fifteen (15) days after the selling Key Holder, as applicable, delivers the Proposed Transfer Notice to the Company. To exercise its Secondary Refusal Right, a Major Investor must deliver an Investor Notice to the selling Key Holder, as applicable, and the Company within ten (10) days after the Company’s deadline for its delivery of the Secondary Notice as provided in the preceding sentence.

(d) Undersubscription of Transfer Stock. If options to purchase have been exercised by the Company and the Major Investors pursuant to Sections 6.1(b) and (c) with respect to some but not all of the Transfer Stock by the end of the ten (10) day period specified in the last sentence of Section 6.1(c) (the “Investor Notice Period”), then the Company shall, within five (5) days after the expiration of the Investor Notice Period, send written notice (the “Company Undersubscription Notice”) to those Major Investors who fully exercised their Secondary Refusal Right within the Investor Notice Period (the “Exercising Investors”). Each Exercising Investor shall, subject to the provisions of this Section 6.1(d), have an additional option to purchase all or any part of the balance of any such remaining unsubscribed shares of Transfer Stock on the terms and conditions set forth in the Proposed Transfer Notice. To exercise such option, an Exercising Investor must deliver an Undersubscription Notice to the selling Key Holder, as applicable, and the Company within ten (10) days after the expiration of the Investor Notice Period. In the event there are two (2) or more such Exercising Investors that choose to exercise the last-mentioned option for a total number of remaining shares in excess of the number available, the remaining shares available for purchase under this Section 6.1(d) shall be allocated to such Exercising Investors pro rata based on the number of shares of Transfer Stock such Exercising Investors have elected to purchase pursuant to the Secondary Refusal Right (without giving effect to any shares of Transfer Stock that any such Exercising Investor has elected to purchase pursuant to the Company Undersubscription Notice). If the options to purchase the remaining shares are exercised in full by the Exercising Investors, the Company shall immediately notify all of the Exercising Investors and the selling Key Holder of that fact.

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(e) Consideration; Closing. If the consideration proposed to be paid for the Transfer Stock is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Board of Directors and as set forth in the Company Notice. If the Company or any Major Investor cannot for any reason pay for the Transfer Stock in the same form of non-cash consideration, the Company or such Major Investor may pay the cash value equivalent thereof, as determined in good faith by the Board of Directors and as set forth in the Company Notice. The closing of the purchase of Transfer Stock by the Company and the Major Investors shall take place, and all payments from the Company and the Major Investors shall have been delivered to the selling Key Holder by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Holder Transfer; and (ii) forty-five (45) days after delivery of the Proposed Transfer Notice.

6.2 Transfer Void; Equitable Relief. Any Proposed Holder Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Stock not made in strict compliance with this Agreement).

(a) Violation of First Refusal Right. If any Key Holder becomes obligated to sell any Transfer Stock to the Company or any Major Investor under this Agreement and fails to deliver such Transfer Stock in accordance with the terms of this Agreement, the Company and/or such Major Investor may, at its option, in addition to all other remedies it may have, send to such Key Holder, as applicable, the purchase price for such Transfer Stock as is herein specified and transfer to the name of the Company or such Major Investor (or request that the Company effect such transfer in the name of a Major Investor) on the Company’s books any certificates, instruments, or book entry representing the Transfer Stock to be sold.

7. Exempt Transfers.

7.1 Exempted Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Sections 6.1 shall not apply (a) in the case of a Key Holder that is an entity, upon a transfer by such Key Holder to its stockholders, members, partners or other equity holders, (b) to a repurchase of Transfer Stock from a Key Holder by the Company at a price no greater than that originally paid by such Key Holder for such Transfer Stock and pursuant to an agreement containing vesting and/or repurchase provisions approved by a majority of the Board of Directors, (c) to a pledge of Transfer Stock that creates a mere security interest in the pledged Transfer Stock, provided that the pledgee thereof agrees in writing in advance to be bound by and comply with all applicable provisions of this Agreement to the same extent as if it were the Key Holder making such pledge, or (d) in the case of a Key Holder that is a natural person, upon a transfer of Transfer Stock by such Key Holder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, including any life partner or similar statutorily-recognized domestic partner, child (natural or adopted), or any other direct lineal descendant of such Key Holder (or his or her spouse, including any life partner or similar statutorily-recognized domestic partner) (all of the foregoing collectively referred to as “family members”), or any other person approved by unanimous consent of the Board of Directors, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by such Key Holder or any such family members; provided that in the case of clause(s) (a), (c), or (d), the Key Holder shall deliver prior written notice to the Major Investors of such pledge, gift or transfer and such shares of Transfer Stock shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such Transfer, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Key Holder (but only with respect to the securities so transferred to the transferee), including the obligations of a Key Holder with respect to Proposed Holder Transfers of such Transfer Stock pursuant to Section 6; and provided further in the case of any transfer pursuant to clause (a) or (d) above, that such transfer is made pursuant to a transaction in which there is no consideration actually paid for such transfer.

7.2 Exempted Offerings. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 6 shall not apply to the sale of any Transfer Stock (a) in the event of an IPO; or (b) pursuant to a Deemed Liquidation Event (as defined in the Second Restated Certificate).

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7.3 Prohibited Transferees. Notwithstanding the foregoing, no Key Holder shall transfer any Transfer Stock to (a) any entity which, in the determination of the Board of Directors, directly or indirectly competes with the Company; or (b) any customer, distributor or supplier of the Company, if the Board of Directors should determine that such transfer would result in such customer, distributor or supplier receiving information that would place the Company at a competitive disadvantage with respect to such customer, distributor or supplier.

8. Limitations on Transfer

8.1 Legend. Each certificate, instrument, or book entry representing shares of Transfer Stock held by the Key Holders or issued to any permitted transferee in connection with a transfer permitted by Section 6 hereof shall be notated with the following legend:

THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A RIGHT OF FIRST REFUSAL BY THE COMPANY AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN SECOND AMENDED & RESTATED INVESTORS’ RIGHTS AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN OTHER STOCKHOLDERS OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

Each Key Holder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares notated with the legend referred to in this Subsection 8.1 above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement at the request of the holder.

9. Miscellaneous.

9.1 Successors and Assigns. This Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The rights of any Investor hereunder may be transferred by such Investor to any transferee approved by the Board; provided that such rights are assigned together with any corresponding obligations, including transferee’s execution an instrument of joinder to this Agreement, whereby the transferee agrees to be subject to the terms of this Agreement to the same extent as if the transferee were an original Investor hereunder.

9.2 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware.

9.3 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

9.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 9.5. If notice is given to the Company, a copy shall also be sent to Robert Weinberger Law PC at 1340 E. 6th Street, Suite 603, Los Angeles, CA 90021.

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9.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the then outstanding shares of Preferred Stock held by the Investors (voting as a single separate class and on an as-converted basis), provided that any amendment or waiver that disproportionately impact Major Investors will require the consent of a majority of the Common Stock issued or issuable upon conversion of the then outstanding shares of Preferred Stock held by the Major Investors (voting as a single separate class and on an as-converted basis); and provided that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 5 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction). The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 9.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

9.7 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

9.8 Aggregation of Stock. All shares of Capital Stock held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

9.9 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Series C-1 Preferred Stock or Series C-2 Preferred Stock after the date hereof, any purchaser of such shares shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement (including by executing and delivering the signature page to the Series C-1 Preferred Stock Subscription Agreement or Series C-2 Preferred Stock Subscription Agreement (as applicable)), which also serves as the signature page to this Agreement), and thereafter shall be deemed an Investor for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor.

9.10 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

9.11 Dispute Resolution. Any unresolved controversy or claim arising out of or relating to this Agreement, except as (i) otherwise provided in this Agreement, or (ii) any such controversies or claims arising out of either party’s intellectual property rights for which a provisional remedy or equitable relief is sought, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in Los Angeles, CA in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the California Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.

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Each party will bear its own costs in respect of any disputes arising under this Agreement.

9.12 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

9.13 Waiver of Conflicts. Each party to this Agreement acknowledges that Robert Weinberger Law PC (“Weinberger Law”), outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more of the parties to the transactions contemplated by this Agreement (the “Financing”), including representation of such parties or their affiliates in matters of a similar nature to the Financing. The applicable rules of professional conduct require that Weinberger Law inform the parties hereunder of this representation and obtain their consent. Weinberger Law has served as outside general counsel to the Company and has negotiated the terms of the Financing solely on behalf of the Company. The Company and each Investor hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Financing, Weinberger Law has represented solely the Company, and not any Investor or any stockholder, director or employee of the Company or any Investor; and (c) gives its informed consent to Weinberger Law’s representation of the Company in the Financing.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Gin & Luck Inc.

By:

Name: David Kaplan

Title: Chief Executive Officer

Signature Page to Second Amended & Restated Investors’ Rights Agreement

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

By: _________________________________

Name:

Title: ________________________________

Signature Page to Second Amended & Restated Investors’ Rights Agreement

12

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMMON HOLDER:

By: _________________________________

Name:

Title: ________________________________

Signature Page to Second Amended & Restated Investors’ Rights Agreement

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SCHEDULE A

Investors1

Series A Preferred Stock

William D. Spurgeon Living Trust dated June 6, 2013

Address

Phone Number

Fax Number

Email]

Philip Zhou

Address

Phone Number

Fax Number

Email]

James Arbuckle

Address

Phone Number

Fax Number

Email]

Ben Ward

Address

Phone Number

Fax Number

Email]

Carolon Company

Address

Phone Number

Fax Number

Email]

James Beland

Address

Phone Number

Fax Number

Email]

Gordon DesCombes

Address

Phone Number

Fax Number

Email]

_____________________________

1 To be updated.

14

Gregory Fish

Address

Phone Number

Fax Number

Email]

Gary Stevens

Address

Phone Number

Fax Number

Email]

New Direction IRA, Inc.

Address

Phone Number

Fax Number

Email]

Jessica Lundevall Trust

Address

Phone Number

Fax Number

Email]

Katzman Family Trust

Address

Phone Number

Fax Number

Email]

Kaplan 1994 Family Trust

Address

Phone Number

Fax Number

Email]

15

Series B Preferred Stock

New Direction IRA, Inc.

Address

Phone Number

Fax Number

Email]

William D. Spurgeon Living Trust dated June 6, 2013

Address

Phone Number

Fax Number

Email]

Philip Zhou

Address

Phone Number

Fax Number

Email]

Gregory Fish

Address

Phone Number

Fax Number

Email]

Gordon DeCombes

Address

Phone Number

Fax Number

Email]

David Fleischer

Address

Phone Number

Fax Number

Email]

Evan Francis Tindall

Address

Phone Number

Fax Number

Email]

16

The Martine E Lellis Revocable Trust DTD March 13, 2020

Address

Phone Number

Fax Number

Email]

Brew Capital LLC

Address

Phone Number

Fax Number

Email]

Ben Ward

Address

Phone Number

Fax Number

Email]

Gary Gitelson

Address

Phone Number

Fax Number

Email]

Alexander Scott

Address

Phone Number

Fax Number

Email]

Robert Morton

Address

Phone Number

Fax Number

Email]

CS Hospitality, Inc.

Address

Phone Number

Fax Number

Email]

17

Tammy Zhao

Address

Phone Number

Fax Number

Email]

Thomas Kuntz

Address

Phone Number

Fax Number

Email]

Luceo Ventures LLC

Address

Phone Number

Fax Number

Email]

TMX Ventures LLC

Address

Phone Number

Fax Number

Email]

Premiere Ventures LLC

Address

Phone Number

Fax Number

Email]

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Schedule B

Common Holders

David Kaplan

Address

Phone Number

Fax Number

Email]

Ravi Lalchandani

Address

Phone Number

Fax Number

Email]

Devon Tarby

Address

Phone Number

Fax Number

Email]

Alexander Day

Address

Phone Number

Fax Number

Email]

Craig Manizno

Address

Phone Number

Fax Number

Email]

Section 106, LLC

Address

Phone Number

Fax Number

Email]

Leland O’Connor

Address

Phone Number

Fax Number

Email]

19

Wes Hamilton

Address

Phone Number

Fax Number

Email]

Tyson Buhler

Address

Phone Number

Fax Number

Email]

Marie D’Antionio

Address

Phone Number

Fax Number

Email]

Lincoln 126 LLC

Address

Phone Number

Fax Number

Email]

Michael Shain

Address

Phone Number

Fax Number

Email]

20